Exhibit 99.5
Application
[MEMBERS® Horizon and MEMBERS® Horizon II]	MEMBERS Life Insurance Company
Individual Flexible Premium Deferred Variable Annuity	[2000 Heritage Way • Waverly, IA 50677]

1	Which plan option do you choose?

REQUIRED. Check one plan option.	[Horizon:]	[☐	B-Share | 5-Year]	[☐	C-Share | 5-Year]
	[Horizon II:]	[☐	B-Share | 6-Year]

2	Who is the owner and annuitant for your contract?

REQUIRED. Minimum age on contract issue date is 21. Maximum age on contract issue date is 85. Must complete section 2A. Owner will be the annuitant unless a different annuitant is named in section 2B. To name a joint owner, complete section 2C. To name more parties to the contract, use section 9.

A. Owner. Complete this first box for a natural person owner.

Name				Gender	☐	Male	☐	Female

	FIRST	MI	LAST
Date of Birth				U.S. Citizen	☐	Yes	☐	No

Complete this next box for a trust owner. This is only allowed for non-qualified plan types (except non-qualified beneficiary). For a trust owner, include a copy of the trust document pages showing trust name, trust date, trustee name(s), investment authority and signature(s), or complete form [1919(ML), Trustee Certification of Insurance/Annuity Powers].

Name of Trust

Date of Trust	Person Authorized to Receive Correspondence

Trustee Name(s)

All owners must complete this next box.

Social Security or Employer ID Number		Daytime Phone		☐	Cell		☐	Other

Residential Address

	STREET (CANNOT BE P.O. BOX)	CITY	STATE			ZIP
Mailing Address (if different)

	STREET OR P.O. BOX	CITY	STATE			ZIP
Email Address

B. Annuitant (if other than Owner). Complete this box only if the annuitant is someone other than the owner named in section 2A.

Name					Gender	☐	Male		☐	Female

	FIRST	MI	LAST
Date of Birth			Relationship to Owner(s)		U.S. Citizen	☐	Yes		☐	No

Social Security Number				Daytime Phone		☐	Cell		☐	Other

Residential Address

		STREET (CANNOT BE P.O. BOX)		CITY	STATE			ZIP
Mailing Address (if different)

		STREET OR P.O. BOX		CITY	STATE			ZIP

C.  Joint Owner. Complete this box to name your legal spouse as joint owner. This is allowed only for non-qualified plan types (except non-qualified beneficiary).

Name of Legal Spouse					Gender	☐	Male		☐	Female

	FIRST	MI	LAST
Date of Birth					U.S. Citizen	☐	Yes		☐	No

Social Security Number				Daytime Phone		☐	Cell		☐	Other

Residential Address

		STREET (CANNOT BE P.O. BOX)		CITY	STATE			ZIP
Mailing Address (if different)

		STREET ORP O. BOX		CITY	STATE			ZIP
Email Address

2018-VAAPP	Page 1	DOC CODE 02

3	What is your plan type and source of payment?

REQUIRED. Complete sections 3A and 3B. [For SEP IRA, complete form 5305-SEP. For Beneficiary IRA, complete forms CLS-520(ML), CLS-521(ML) and CLS-381 MHA(ML). For Non-qualified Beneficiary, complete forms CLS-522(ML), CLS-523(ML), and CLS-524 MHA(ML).]

A.   Plan Type. Check one plan type and complete the row for that type. Total your payment at the bottom of section 3A.

[PLAN TYPE		PAYMENT CLASSIFICATION
☐ Non-qualified	$ NON-1035 EXCHANGE	$ 1035 EXCHANGE
☐ Non-qualified Beneficiary (Stretch)		$ 1035 EXCHANGE
IRA (check only one) ☐ Traditional IRA ☐ Roth IRA ☐ SEP IRA	$ ROLLOVER	$ TRANSFER	$ CURRENT YEAR CONTRIBUTION	$ PRIOR YEAR CONTRIBUTION	$ ROTH CONVERSION (AVAILABLE ONLY IF ROTHIRABOXIS CHECKED)
Beneficiary IRA (Stretch) ☐ Traditional IRA ☐ Roth IRA	$ ROLLOVER	$ TRANSFER
Enter total initial purchase payment. Enter the total of all amounts above at the right. Minimum is [$5,000] and maximum is [$999,999 ($1,000,000 + requires prior approval)]. Make any checks payable to MEMBERS Life Insurance Company. The initial purchase payment applied will equal the actual amount received by the Company.					$ ]

B. Source(s) of Payment. This section must be completed, even if there is only one source of payment. Complete one line for each payment source. (Comingling of after-tax and tax-deferred dollars from qualified plan rollovers is not permitted; separate applications and contracts are required for both the after-tax dollars (Roth) and tax deferred amounts.)

	Submitted	Estimated Amount/
Source/Company Name	With App	Amount If By Check	Existing Plan Type

	☐ Yes	$

	☐ Yes	$

	☐ Yes	$

	☐ Yes	$

	☐ Yes	$

•	Any portion of your initial purchase payment allocated to variable subaccounts will be allocated to the variable subaccounts on the contract issue date (or the business day the payment is received once the contract is issued).
•	Any portion of your initial purchase payment allocated to risk control accounts will first be allocated to the holding account.
•	If there is one source of payment listed under 3B above, the value in the holding account will be transferred to the risk control accounts selected on the next available risk control account start date.
•	If there are multiple sources of payment listed under 3B above, we allow [up to 6 months] to receive all such payments to be allocated to the initial risk control accounts. This is referred to as the “Multiple Source Waiting Period.” Once we receive all such sources of payment (or reach the end of the Multiple Source Waiting Period, if later), the value in the holding account will then be transferred to the risk control accounts selected on the next available risk control account start date.
•	Any source of payment listed under 3B above that is received after the Multiple Source Waiting Period will be allocated to the variable subaccounts selected.

2018-VAAPP	Page 2	DOC CODE 02

4	How do you want to allocate your purchase payments?

REQUIRED. Complete section 4A to allocate using [an express portfolio] or section 4B to allocate using [a custom portfolio].

•	Any portion of your initial purchase payment allocated to variable subaccounts will be allocated to the variable subaccounts on the contract issue date.
•
Any portion of your initial purchase payment allocated to risk control accounts will first be allocated to the holding account and then allocated to the risk control accounts on the risk control account start date.

•	Variable subaccount allocations will automatically rebalance on the contract anniversary.
•	Risk control account allocations (between [Secure and Growth Accounts]) will automatically rebalance on the risk control account anniversary.
•	[Risk control account allocations (between [S&P 500 and MSCI EAFE Indices]) will automatically rebalance on the risk control account maturity date.]
•	Allocations between the variable and risk control sides of your contract will automatically rebalance on the risk control account maturity date.
•	[Applicable S&P 500 Index disclosure wording will print here, if required.]
•	[Applicable MSCI EAFE Index disclosure wording will print here, if required.]

A.	[Express Portfolio] Allocation. [Check one box] for the [express portfolio] allocations you wish to use. If you complete this section, skip section 4B.

[☐ Conservative | Active + Passive	☐ Moderate | Active + Passive	☐ Aggressive | Active + Passive
☐ Conservative | Passive Only	☐ Moderate | Passive Only	☐ Aggressive | Passive Only]

B.
[Custom Portfolio] Allocation. Skip all levels (C, I, R and V) of this section if you completed section 4A. Choose the custom allocations you wish to use. Percentages at each level must total 100%. Use only 1% increments.

Level C (Contract). First choose what portion of your purchase payment to allocate to your contract’s risk control side (where you set limits on market risk and reward) vs. variable side (where your investment is fully exposed to market risk and reward).

%	Variable
%	Risk Control
100%	Total

If you allocated 100% to the risk control side above, [check one box] to indicate how any future allocations to the variable side should be handled.

☐	I will complete and attach [form CLS-LEVV] to this application to provide variable subaccount allocations for any future payments.

☐	I elect 100% [Vanguard VIF Money Market for Horizon or Goldman Sachs VIT Govt MMkt Instl for Horizon II] as my variable subaccount allocation for any future payments.

Level I (Index). If you allocated to the risk control side at Level C, now choose what portion to link to the performance of each market index. If you did not allocate to the risk control side, skip to Level V.

%	[S&P 500]
%	[MSCI EAFE]
100%	Total

Level R (Risk Control). If you allocated to the risk control side at Level C, now choose what portion to allocate to the risk control accounts for each index selected at Level I. If you did not allocate to the risk control side, skip to Level V.

[S&P 500]		[MSCI EAFE]

%	[Secure Account]	%	[Secure Account]
%	[Growth Account]	%	[Growth Account]
100%	Total	100%	Total

2018-VAAPP	Page 3	DOC CODE 02

B. [Custom Portfolio] Allocation continued.

Level V (Variable). If you allocated to the variable side at Level C, now choose what portion to allocate to the variable subaccounts. If you did not allocate to the variable side, skip to section 5.

[%	Vanguard VIF Money Market (Horizon only)	Money Market
%	Goldman Sachs VIT Govt MMkt Instl (Horizon II only)	Money Market
%	American Funds IS® Asset Allocation I	Allocation
%	BlackRock Global Allocation V.I. I	Allocation
%	PIMCO VIT All Asset Inst	Allocation
%	TOPS® Conservative ETF I	Allocation
%	TOPS® Balanced ETF I	Allocation
%	TOPS® Moderate Growth ETF I	Allocation
%	TOPS® Growth ETF I	Allocation
%	TOPS® Aggressive Growth ETF I	Allocation
%	American Funds IS® Bond I	Bond
%	American Funds IS® High-Income Bond I	Bond
%	Columbia VP Emerging Markets Bond I	Bond
%	Dreyfus VIF Quality Bond Init	Bond
%	Goldman Sachs VIT Core Fixed Income Inst	Bond
%	MFS® VIT Total Return Bond Initial	Bond
%	PIMCO VIT Real Return Instl	Bond
%	Putnam VT High Yield IA	Bond
%	Templeton Global Bond VIP I	Bond
%	Vanguard VIF High Yield Bond	Bond
%	Vanguard VIF Total Bond Mkt Idx	Bond
%	American Funds IS® Growth I	US Stock
%	DFA VA US Large Value	US Stock
%	DFA VA US Targeted Value	US Stock
%	Invesco VI Small Cap Equity I	US Stock
%	MFS® VIT III Blended Research Sm Cp Init	US Stock
%	MFS® VIT Value Init	US Stock
%	Morgan Stanley VIF Growth I	US Stock
%	T. Rowe Price Blue Chip Growth Port	US Stock
%	Vanguard VIF Capital Growth	US Stock
%	Vanguard VIF Diversified Val	US Stock
%	Vanguard VIF Equity Index	US Stock
%	Vanguard VIF Mid-Cap Index	US Stock
%	Vanguard VIF Small Co Gr	US Stock
%	Vanguard VIF Total Stock Mkt Idx	US Stock
%	American Funds IS® International I	Intl Stock
%	DFA VA International Small	Intl Stock
%	DFA VA International Value	Intl Stock
%	Lazard Retirement Emerging Markets Eq In	Intl Stock
%	Morgan Stanley VIF Global Infras I	Intl Stock
%	Oppenheimer International Gr VA Non-Svc	Intl Stock
%	Templeton Foreign VIP I	Intl Stock
%	Vanguard VIF International	Intl Stock
%	Invesco VI Global Real Estate I	Specialty
%	MFS® VIT Utilities Series Initial	Specialty
%	PIMCO CommodityRealReturn® Strat Instl	Specialty
%	Vanguard VIF Real Estate Index	Specialty
100%	Total]

2018-VAAPP	Page 4	DOC CODE 02

5	Do you have any other insurance and is this a replacement?

REQUIRED. Read and answer both questions and complete all information.

☐	Yes	☐	No
Do you have any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Important Notice: Replacement of Life Insurance or Annuities must accompany this application if required by your state.

☐	Yes	☐	No
Will this contract replace, discontinue or change any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Replacement Form must accompany this application if required by your state.

Company Name of Policy/Contract Being Replaced	Policy/Contract Number

6	Who is your beneficiary?

REQUIRED. List each beneficiary and check whether primary or contingent. Death benefit proceeds will be divided equally among the named beneficiaries, unless you indicate otherwise. To list more beneficiaries use section 9 or use a separate signed and dated sheet of paper. The owner has the right to predetermine how a beneficiary will receive the death benefit by completing [form 40RESTRICT(ML)].

•	If a joint owner is named in section 2C, list each contingent beneficiary, if any, below. “Surviving spouse” is your automatic primary beneficiary and any beneficiary you name below will be treated as a contingent beneficiary regardless of the type checked. This automatic designation of your primary beneficiary will ensure your spouse can continue the contract if you die prior to the payout date.
•	If there is no joint owner named in section 2C, or a trust is named as owner in section 2A, list each primary beneficiary and each contingent beneficiary, if any, below. If the type (primary or contingent) is not checked, primary is assumed. If a trust is named as owner, the trust is typically named as the primary beneficiary.

For Individual Beneficiaries:

___% Share
☐ Primary

☐ Contingent	NAME		ADDRESS
☐ Irrevocable

	RELATIONSHIP	DATE OF BIRTH	SOCIAL SECURITY NUMBER	DAY TIME PHONE
___% Share
☐ Primary

☐ Contingent	NAME		ADDRESS
☐ Irrevocable

	RELATIONSHIP	DATE OF BIRTH	SOCIAL SECURITY NUMBER	DAY TIME PHONE
___% Share
☐ Primary

☐ Contingent	NAME		ADDRESS
☐ Irrevocable

	RELATIONSHIP	DATE OF BIRTH	SOCIAL SECURITY NUMBER	DAY TIME PHONE
___% Share
☐ Primary

☐ Contingent	NAME		ADDRESS
☐ Irrevocable

	RELATIONSHIP	DATE OF BIRTH	SOCIAL SECURITY NUMBER	DAY TIME PHONE
For Trust Beneficiaries:
___% Share
☐ Primary

☐ Contingent	NAME OF TRUST		ADDRESS
☐ Irrevocable

TRUSTEE NAMES

	DATE OF TRUST		DAY TIME PHONE

2018-VAAPP	Page 5	DOC CODE 02

7	Do you want to authorize electronic transactions?

OPTIONAL. This authorization allows certain transactions to be performed via phone, fax or internet, unless the box(es) below are checked. See [form CLS-56(ML)] for details on what transactions may be performed.

I understand that I will automatically have phone/fax/internet authorization unless the following box is marked:

☐	I do NOT want this authorization.

I understand that the registered representative/agent/insurance producer assigned to my contract will automatically have phone/fax/internet authorization unless the following box is marked:

☐	I do NOT want the registered representative/agent/insurance producer assigned to my contract to have this authorization.

The company will employ reasonable procedures to authenticate that the electronic transfer instructions are genuine and will provide confirmation of all transactions to the Owner. If the Company does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions.

8	Read the fraud warning for your state.

REQUIRED. Refer to the warning for your state below.

[Alabama, Arkansas and Maryland]: [Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.]

[Colorado]: [It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.]

[District of Columbia]: [WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding The insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.]

[Maine]: [See section 10. The fraud warning that applies to you appears directly above your signature.]

[Ohio]: [Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.]

[Pennsylvania]: [Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.]

[Tennessee]: [It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.]

[Vermont]: [Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to the penalties under state law.]

[Virginia]: [Any person, who, with the intent to defraud or knowing that s/he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.]

[All other states]: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance may be guilty of a crime and subject to fines and confinement in prison, and denial of insurance benefits, depending on state law.
[State Variations]

9	Do you have any special instructions?

OPTIONAL. Please print any special instructions below for the administrative office to use when processing your application. You may also use this area to list more parties to the contract not listed in section 2 or additional beneficiaries not listed in section 6.

2018-VAAPP	Page 6	DOC CODE 02

10	Read this agreement and sign.

REQUIRED. Read and have all parties to the contract sign below.

•	I have read the application and represent that all statements and answers, as they pertain to me, are true and complete to the best of my knowledge and belief and are the basis for any contract issued by MEMBERS Life Insurance Company; and I understand that no information will be considered to have been given to MEMBERS Life Insurance Company unless it is stated in this application.
•	I understand that no registered representative/agent/insurance producer is authorized to make, void, waive or change any conditions or provisions of the application or contract.
•	The USA Patriot Act requires all financial institutions, including insurance companies, to verify the identity of their customers. I understand that providing my name, address, date of birth and taxpayer identification number allows MEMBERS Life Insurance Company to verify my identity. This verification process may include the use of third party sources to verify the information provided.
•	I am exempt from FATCA and it is not applicable.
•	I acknowledge that the contract I have applied for is suitable for me based on my investment objective, financial situation and needs. In addition, if this contract will replace, change or modify an existing policy or contract, I hereby confirm my belief that replacing my existing policy or contract is suitable, and I have considered product features, fees and charges.
•	I understand that MEMBERS Life Insurance Company will have no liability until a contract is issued, delivered and accepted by me.
•	I UNDERSTAND THAT THE VALUES PROVIDED BY THE CONTRACT MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.
•	I UNDERSTAND THAT WHILE THE PORTION OF CONTRACT VALUE ALLOCATED TO RISK CONTROL ACCOUNTS MAY BE AFFECTED BY AN EXTERNAL INDEX, THE RISK CONTROL ACCOUNTS DO NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENTS.
•	I UNDERSTAND THAT A PARTIAL WITHDRAWAL OR FULL SURRENDER FROM A RISK CONTROL ACCOUNT MAY BE ADJUSTED UPWARD OR DOWNWARD BASED ON A MARKET VALUE ADJUSTMENT, IN ADDITION TO ANY SURRENDER CHARGE, IF APPLICABLE.
•	I understand that if I elect the B-Share plan option in section 1, each purchase payment will have an individual surrender charge schedule that begins when the purchase payment is credited to my contract and continues for the number of years shown in my plan option in section 1. The amount of the surrender charge is determined separately for each purchase payment and is based on the purchase payment and not on the contract year.
•	I have received a copy of the [Horizon] Disclosure.
•	[If my application is not in good order within five business days following receipt of my initial purchase payment at the administrative office for MEMBERS Life Insurance Company, I authorize the Company to retain my initial purchase payment until all such information, documents and/or payment the Company requires for my application to be in good order is received by the Company. This authorization will remain in effect until I revoke it, or [90] days after the Company receives my application at its administrative office, if earlier.]
•	I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THIS ANNUITY.
☐ I request a Statement of Additional Information.

[Maine]: [It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.]

[State Variations]
Signed at	Signed on

STATE [OF RESIDENCE]	DATE

SIGNATURE OF PERSON OR TRUSTEE(S) NAMED IN SECTION 2A

SIGNATURE OF PERSON NAMED IN SECTION 2B (IF ANY)	SIGNATURE OF PERSON NAMED IN SECTION 2C (IF ANY)

SIGNATURE OF ADDITIONAL PARTIES TO THE CONTRACT (IF ANY) NAMED IN SECTION 9

11	For administrative office use only.

FOR ADMINISTRATIVE USE ONLY. Not to be used for any change that requires the owner’s agreement in writing.

2018-VAAPP	Page 7	DOC CODE 02

12	For registered representative use only.

REQUIRED. To be completed by the registered representative/agent/insurance producer.

A.	For replacements, answer both questions and complete all information to the best of your knowledge and belief.

	☐ Yes	☐ No	Does the applicant(s) have any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Important Notice: Replacement of Life Insurance or Annuities must accompany this application if required by the state.

	☐ Yes	☐ No	Will this contract replace, discontinue or change any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Replacement Form must accompany this application if required by the state.

If yes, I confirm:
			1.	This replacement meets the standards for replacement sales identified in MEMBERS Life Insurance Company’s Statement Regarding the Acceptability of Life and Annuity Replacement Sales.
			2.	The following sales materials were used:

If no sales materials were used, state “None.”

B.	☐ Yes	☐ No	Have you reviewed the owner’s identity documents in accordance with the USA Patriot Act and recorded all necessary information as follows?

1.	If owner is a natural person: ☐ Driver’s License ☐ Passport ☐ Green Card ☐ Other Photo ID
LIST TYPE

Card No. Expiration Date Country/State of Issue

2.	If owner is a trust:

Country/State Where Formed Date Formed

3.	If there is a joint owner: ☐ Driver’s License ☐ Passport ☐ Green Card ☐ Other Photo ID
LIST TYPE
Card No. Expiration Date Country/State of Issue

C.	If the applicant(s) is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify I have completed the proper disclosure(s).

D.	If sales materials were used, I certify that I have used only approved sales materials in connection with this sale and that copies of all sales materials used were left with the applicant(s).

E.	I have reviewed the owner(s) investment objectives, financial situation and needs and explained how the annuity will meet their current financial needs and objectives.

F.	I certify that I have reviewed the owner(s) suitability information and have determined that its proposed purchase is suitable as required under law based on information provided by the owner(s), as applicable, including information that is reasonably appropriate to determine the suitability of my recommendation.

G.	I certify that I have also considered the liquidity needs of the owner(s), along with risk tolerance and investment time horizon; I have followed my broker/dealer suitability guidelines in the recommendation of this annuity; and I acknowledge that this application is subject to review for suitability by my broker/dealer.

H.	I am FINRA-registered and state-licensed for registered annuity contracts in all required jurisdictions.

I.	I certify that I have truly and accurately recorded the information provided by the applicant.

[J.	I choose the following compensation option for the plan selected in section 1. (If no option is selected, option 1 will apply.):

Horizon B-Share	☐ 1(T040.6)	☐ 2(T000.0)	☐ 3(T025.2)	☐ 4(T075.2)	☐ 5(T050.2)	☐ 6(T100.2)	☐ 7(T030.2)
Horizon II B-Share	☐ 1(T000.0)	☐ 2(T025.2)	☐ 3(T030.2)	☐ 4(T040.2)	☐ 5(T050.2)	☐ 6(T060.2)	☐ 7(T100.2)
Horizon C-Share	☐ 1(T100.2)]

I UNDERSTAND THAT WHEN I SIGN THIS APPLICATION, I AM AGREEING TO ALL THE TERMS AND CONDITIONS APPLICABLE TO ME AS A REGISTERED REPRESENTATIVE/AGENT/INSURANCE PRODUCER.

Signature		Date

	SIGNATURE OF REGISTERED REPRESENTATIVE/AGENT/INSURANCE PRODUCER		DATE

Rep ID		Rep Name

	5-DIGIT REP NUMBER		PRINT FULL NAME
Rep Phone		Rep Email

	BEST NUMBER TO CALL		PRINT EMAIL

[Credit Union ID		Credit Union Name

	8-DIGIT CU NUMBER (IF APPLICABLE)		PRINT NAME OF CU (IF APPLICABLE)
Broker/Dealer Name

PRINT NAME OF B/D (IF OTHER THAN CBSI)
General Agent ID		General Agent Name

	GA NUMBER (IF APPLICABLE)		PRINT NAME OF GA (IF APPLICABLE)]

2018-VAAPP	Page 8	DOC CODE 02